UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2002

MAREX, INC.

(Exact name of registrant as specified in charter)

Florida	000-25129	65-0354269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Blue Lagoon Drive, 4th Floor Miami, Florida	33126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (305) 285-2003

Item 4. Changes in Registrant’s Certifying Accountant.

     Effective April 30, 2002, the Board of Directors of Marex, Inc. (“Marex”), upon the recommendation of its Audit Committee, decided to no longer engage Arthur Andersen LLP (“Andersen”) as Marex’s independent public accountants and engaged Kaufman Rossin & Co., P.A. (“Kaufman Rossin”) to serve as Marex’s independent public accountants. Kaufman Rossin will perform an audit and issue its report on Marex’s consolidated financial statements for the fiscal year ending December 31, 2002.

     Andersen’s report on Marex’s consolidated balance sheets as of December 31, 2001 and 2000, and related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles; however, this report contained an explanatory fourth paragraph with respect to Marex’s ability to continue as a going concern.

     During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Marex’s consolidated financial statements for such years, or in the case of interim reports for the current fiscal year, for such quarters, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     Marex provided Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16 is a copy of Andersen’s letter, dated April 30, 2002, stating its agreement with such statements.

     During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, Marex did not consult Kaufman Rossin with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Marex’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE:	April 30, 2002

MAREX, INC.

/s/ David A. Schwedel

DAVID A. SCHWEDEL

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

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